Electronic Articles of Incorporation
For

P08000097262
FILED
October 29, 2008
Sec. Of State
jshivers

SAE ACQUISITIONS, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

SAE ACQUISITIONS, INC.

Article II

The principal place of business address:

2881 E. OAKLAND PARK BLVD.
SUITE 214
FT. LAUDERDALE, FL. US 33009

The mailing address of the corporation is:

2881 E. OAKLAND PARK BLVD.
SUITE 214
FT. LAUDERDALE, FL. US 33306

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000

Article V

The name and Florida street address of the registered agent is:

SETH A ELLIOTT
2881 E. OAKLAND PARK BLVD.
SUITE 214
FT. LAUDERDALE, FL. 33306

I certify that I am familiar with and accept the responsibilities of registered agent.

P08000097262
FILED
October 29, 2008
Sec. Of State
jshivers

Registered Agent Signature: SETH ELLIOTT

Article VI

The name and address of the incorporator is:

SETH ELLIOTT
2881 E. OAKLAND PARK BLVD.
SUITE 214
FT. LAUDERDALE, FL 33306

Incorporator Signature: SETH ELLIOTT

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
SETH A ELLIOTT
2881 E. OAKLAND PARK BLVD., SUITE 214
FT. LAUDERDALE, FL. 33306 US